Exhibit 99.1

FOR IMMEDIATE RELEASE	FEBRUARY 9, 2005

ERGO SCIENCE COPORATION
790 Turnpike Street, North Andover MA  01845
(978) 688-8833

Contact: Lisa DeScenza (978) 688-8833

ERGO SCIENCE CORPORATION ANNOUNCES SIGNING OF AGREEMENT TO
ACQUIRE BUSINESS-TO-BUSINESS PUBLISHING BUSINESS OF
HIGHBURY HOUSE COMMUNICATIONS PLC

NORTH ANDOVER, MA, FEBRUARY 9, 2005 – (Ergo’s common stock is traded on NASDAQ’s OTC Bulletin Board under the symbol “ERGO”)  Ergo Science Corporation (“Ergo”) today announced that it has entered into a share purchase agreement to acquire the business publishing division (“Business”) of Highbury House Communications plc (“Highbury House”) for a purchase price of £12.5 million (approximately $23.5 million).

The Business, comprising eight wholly-owned subsidiaries of Highbury House, provides information across a diverse range of sectors including printed and web-based magazines, data services and directories, exhibitions, conferences and award ceremonies.

The business being sold includes: 13 trade names (including: Checkout; Electrical Times; Independent Grocer; The Motor Ship; World Travel Guide; and Motor Trader); 150 domain names (including: columbusguides.com; groweroftheyear.com; harpers-wine.com; motorship.com; motortrader.com; travel-guide.com; and worldfish.com); approximately 45 magazine titles (including: Motor Trader; World Fishing Magazine; Export Times; Checkout; World Travel Guide; Television World; and Electronics World); and approximately 35 exhibitions (including: European Hotel Design Awards; The International Wine & Spirit Competition; The Retail Industry Awards; Quality Food and Drinks Awards; and Europe Power Conference and Exhibition).

The £12.5 million (approximately $23.5 million) purchase price is subject to a working capital adjustment to be determined following completion and any inter company indebtedness.

The acquisition is expected to be completed in early April 2005 and is subject to approval by the shareholders of Highbury House, as required by the U.K. listing rules, as well as customary closing conditions.  Ergo intends to finance the acquisition with cash and cash equivalents.

According to its 2003 annual report, Highbury House “is a leading international print and online publisher of over 200 consumer, business to business and client magazines, as well as an organizer of events around the globe.”  Highbury House Communications plc is listed on the FTSE Index.

Forward-Looking Statements

All statements in this press release, other than statements of historical facts are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Readers should not place undue reliance on any forward-looking statements, which speak only as of the date made. Although Ergo believes the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct.  It is important to note that actual results could differ materially from those expressed or implied by such forward-looking statements.  Factors that could cause results to differ materially include without limitation: decreases or changes in demand for Ergo’s products and events, changes in market trends, general competitive pressures from existing and new competitors, price volatility of raw materials and packaging, foreign currency exchange rate fluctuations, future investment returns in pension plans, changes in laws and regulations, adverse changes in operating performance, adverse economic conditions and other factors.  Further information concerning factors that could cause actual results to differ materially from those in the forward-looking statements are contained from time to time in Ergo’s filings with the Securities and Exchange Commission.  Ergo undertakes no obligation to revise the forward-looking statements to reflect any future events or circumstances. All forward-looking statements attributable to Ergo are expressly qualified in their entirety by this cautionary statement.

About Ergo

Ergo Science Corporation, based in North Andover, Massachusetts, was a biopharmaceutical company developing a novel treatment for metabolic disorders.  From incorporation through March 2001, Ergo was engaged in the development of ERGOSET® tablets for the treatment of type 2 diabetes.  In March 2001, Ergo decided that the next phase of the development of ERGOSET® would be better undertaken by a company with more experience with human drug development and more resources for regulatory approval and marketing.  At the Annual Meeting of Stockholders held on October 15, 2001, stockholders approved the imposition of transfer restrictions on Ergo’s common stock.  These transfer restrictions were implemented on October 19, 2001.  On November 24, 2003, Ergo sold all of its scientific and research assets and certain other intellectual property assets to Pliva d.d., a company organized under the laws of Croatia (“Pliva”).  Since that sale, Ergo has been seeking one or more established businesses to acquire using its approximately $26.4 million in cash and cash equivalents.  The potential acquisition of the Business will be Ergo’s first business since selling its scientific and research assets in November 2003.

For more information about Ergo, please visit www.sec.gov to review Ergo’s SEC filings.

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